METROPOLITAN LIFE INSURANCE COMPANY

POWER OF ATTORNEY

Laura Hay

Director

KNOW ALL MEN BY THESE PRESENTS, that I, Laura Hay, a Director of Metropolitan Life Insurance Company, a New York company, do hereby constitute and appoint Heather Harker, Robin Wagner and Lawrence Wolff, as my attorney-in-fact and agent, each of whom may act individually and none of whom is required to act jointly with any of the others, to sign and file on my behalf and to execute and file any instrument or document required to be filed as part of or in connection with or in any way related to, the registration statements to be filed on Forms N-4, N-6, S-6 and S-3 as the case may be (the “Registration Statements”) and any and all amendments thereto filed by Metropolitan Life Insurance Company under the Securities Act of 1933 and the Investment Company Act of 1940 pertaining to:

•	Metropolitan Life Separate Account E (SEC File No. 811-04001)

File No. 002-90380 Preference Plus® Account Variable Deferred and Income Annuity

Contracts (BPPA), Enhanced Preference Plus® Account Variable Annuity Contracts

(EPPA), Financial Freedom Account Variable Annuity Contracts;

Preference Plus® Account Variable Annuity Contracts (CPPA), Preference Plus®

Account Variable Annuity Contracts (APPA) and Metropolitan Life Separate Account

E VestMet Group and Individual Annuity Contracts;

File No. 333-43970 MetLife Income Security Plan;

File No. 333-52366 Preference Plus Select® Variable Annuity Contracts B Class, Bonus

Class, C Class and L Class;

File No. 333-69320 MetLife Asset Builder;

File No. 333-80547 MetLife Settlement Plus;

File No. 333-83716 MetLife Financial Freedom Select® B, L, C, e and eBonus Class;

File No. 333-122883 Preference Plus® Income Advantage;

File No. 333-122897 Personal lncome Plus®;

File No. 333-153109 Preference Premier® Variable Annuity Contracts (offered from

   December 12, 2008 through October 7, 2011);

File No. 333-160722 Zenith Accumulator Individual Variable Annuity Contracts;

File No. 333-162586 MLIC Growth and Income;

File No. 333-176654 Preference Premier® Variable Annuity Contracts (offered after October 7, 2011);

File No. 333-190296 Gold Track Select Prospectus;

File No. 333-198314 MetLife Accumulation Annuity;

File No. 333-198448 MetLife Investment Portfolio ArchitectSM -Standard Version and MetLife Investment Portfolio

   ArchitectSM -C Share Option;

•	Metropolitan Life Separate Account UL (SEC File No. 811-06025)

File No. 033-32813 UL II Flexible Premium Multifunded Life Insurance Policies;

File No. 033-47927 Equity Advantage VUL and Flexible Premium Multifunded Life Insurance Policy;

File No. 033-57320 MetFlex Flexible Premium Variable Life Insurance Policy and MetFlex C Flexible Premium

   Variable Life Insurance Policy;

File No. 033-91226 Group Variable Universal Life Insurance Policies (“Group Policies”);

File No. 333-40161 The Equity Options (Equity Additions and Equity Enricher) Life

Insurance Policy Riders;

File No. 333-147508 Equity Advantage VUL Flexible Premium Variable Life Insurance

Policies;

•	Metropolitan Life Variable Annuity Separate Account II (SEC File No 811-08628)

File No. 333-138113 Flexible Premium Variable Annuity;

File No. 333-138115 Flexible Premium Deferred Variable Annuity;

File No. 333-161093 Flexible Premium Variable Annuity (B);

File No. 333-161094 Flexible Premium Deferred Variable Annuity (B);

•	New England Life Retirement Investment Account (SEC File No. 811-03285) ·

File No. 333-11133 Preference;

•	New England Variable Annuity Fund I (SEC File No. 811-01930)

File No. 333-11137 New England Variable Annuity Fund I;

•	Paragon Separate Account A (SEC File No. 811-05382)

File No. 333-133674 Group and Individual Flexible Premium Variable Life Insurance Policies (AFIS);

File No. 333-133699 Group American Plus;

•	Paragon Separate Account B (SEC File No. 811-07534)

File No. 333-133671 Group and Individual Flexible Premium Variable Life Insurance

Policies (DWS C), Group Variable Universal Life Insurance Policies and Certificates

(MetFlex GVUL C), Group and Individual Flexible Premium Variable Life Insurance

Policies (Multi Manager C), Group and Individual Flexible Premium Variable Life

Insurance Policies (Morgan Stanley), Group and Individual Flexible Premium

Variable Life Insurance Policies (Putnam), Group and Individual Flexible Premium

Variable Life Insurance Policies (MFS), and Group and Individual Flexible Premium

Variable Life Insurance Policies (Multi Manager Ill);

File No. 333-133675 Group and Individual Flexible Premium Variable Life Insurance

Policies (DWS D), Group Variable Universal Life Insurance Policies and Certificates

(MetFlex GVUL D), Group Variable Universal Life Insurance Policies and Certificates

(MetFlex GVUL D II), Group and Individual Flexible Premium Variable Life Insurance

Policies (Multi Manager D), and Group and Individual Flexible Premium Variable Life

Insurance Policies (Multi Manager II);

•	Paragon Separate Account C (SEC File No. 811-07982)

File No. 333-133673 Group and Individual Flexible Premium Variable Life Insurance

Policies (Fidelity C);

File No. 333-133678 Group and Individual Flexible Premium Variable Life Insurance

Policies (Fidelity D);

•	Paragon Separate Account D (SEC File No. 811-08385)

File No. 333-133672 Individual Variable Life Insurance 50414 (IVUL);

File No. 333-133698 Joint Survivor Variable Universal Life 50415 (JSVUL);

•	Security Equity Separate Account 26 (SEC File No. 811-08888)

File No. 333-110183 Security Equity Separate Account 26;

•	Security Equity Separate Account 27 (SEC File No. 811-08892)

File No. 333-110184 Security Equity Separate Account 27;

•	Separate Account No. 13S (SEC File No. 811-08938)

File No. 333-110185 LCL2 Flexible Premium Variable Life

and the

•	Registered Fixed Account Option for Gold Track Select

Fixed Annuity (also marketed as “Strategic Value Annuity”) Filed on Form S-3;

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 14 day of March, 2024.

/s/ Laura Hay
Laura Hay